UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (318) 484-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2015 (the “Prior 8-K”), Cleco Power LLC (“Cleco Power”), a wholly owned subsidiary of Cleco Corporation, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”) for the issuance and sale in a private placement of an aggregate principal amount of $75.0 million of unsecured senior notes (the “Offering”). The unsecured senior notes (the “senior notes”) bear interest at a rate of 3.68% per annum and will mature on November 15, 2025.
On November 13, 2015, Cleco Power completed an initial closing of the Offering and sold and issued to the Purchasers an aggregate principal amount of $30.0 million of senior notes. On December 15, 2015, Cleco Power issued and sold to the Purchasers the remaining $45.0 million aggregate principal amount of senior notes.
A description of the terms and conditions of the senior notes and a copy of the Note Purchase Agreement were previously filed with the Prior 8-K, which is hereby incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO CORPORATION

Date: December 15, 2015	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLECO POWER LLC

Date: December 15, 2015	By: /s/ Terry L. Taylor
Terry L. Taylor
Controller and Chief Accounting Officer